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                                                                    Exhibit 23.1





CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 25, 1998, on our audits of the consolidated financial statements of RailAmerica, Inc. and Subsidiaries as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1997, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ Coopers & Lybrand L.L.P.


West Palm Beach, Florida
May 11, 1998